Exhibit 99(a)

Contact:	Media	Investors
	Brad Bishop	Sam Leno
	574-372-4291	574-372-4790
	bradley.bishop@zimmer.com	sam.leno@zimmer.com

Zimmer Holdings, Inc. Expects First Quarter 2004 Results to Significantly
Exceed First Call Consensus Estimates

     WARSAW, IND.—April 2, 2004—Zimmer Holdings, Inc. (NYSE and SWX: ZMH) announced today that it expects reported sales for the quarter of approximately $740 million, exceeding the First Call consensus estimate of $704 million. Every geographic segment and product category overachieved constant currency, internal expectations. The company also said that it expects to significantly exceed the First Call consensus earnings per share estimate for the quarter (excluding acquisition and integration costs and inventory step-up).

     A news release detailing the quarter results will be made available on Monday, April 26, 2004, after the close of the New York Stock Exchange. The company will conduct its first quarter sales and earnings conference call, which will be broadcast live over the Internet, on Tuesday, April 27, 2004, at 8:00 a.m. Eastern Time. During the call, the company will update its guidance for 2004.

     The live audio webcast of Zimmer’s conference call will be accessible through the Zimmer website at (Investor Relations section). The webcast will be archived for future replay. Individuals who wish to dial into the conference call may do so at (800) 406-1106. International callers should dial (706) 634-7075. A digital recording will be available two hours after the completion of the conference from April 27, 2004 to May 11, 2004. To access the recording, US/Canada callers should dial (800) 642-1687, or for International callers, dial (706) 645-9291, and enter the Conference ID, 6619815.

About the Company
Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer is the worldwide #1 pure-play orthopaedic leader in the design, development, manufacture and marketing of reconstructive and

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spinal implants, trauma and related orthopaedic surgical products. In October, 2003, the company finalized its acquisition of Centerpulse AG, a Switzerland-based orthopaedics company and the leader in the European reconstructive market. The new Zimmer has operations in more than 24 countries around the world and sells products in more than 80 countries. As a result of the acquisition of Centerpulse, reported 2003 sales were $1.9 billion. Full-year 2003 pro forma worldwide sales of Zimmer and Centerpulse were approximately $2.6 billion. The new Zimmer is supported by the efforts of more than 6,500 employees.

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Visit Zimmer on the worldwide web at www.zimmer.com

Zimmer Safe Harbor Statement
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our ability to successfully integrate Centerpulse AG, the outcome of the pending informal SEC investigation of Centerpulse accounting, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, control of costs and expenses, our ability to form and implement alliances, international growth, U.S. and foreign government regulation, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the disclosure materials filed by Zimmer with the U.S. Securities and Exchange Commission. Zimmer disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

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